CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 22, 1999 accompanying the consolidated financial statements included in the 1998 Annual Report to Shareholders which is incorporated by reference in the Annual Report of First West Chester Corporation and subsidiaries on Form 10-K for the year ended December31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of First West Chester Corporation on Forms S-8 and S-3(File No. 33-09241, effective July 31, 1996, File No. 33-15733, effective November 7, 1996, File No. 333-33175, effective August 8, 1997, File No. 33-33411, effective August 12, 1997, File No. 333-69315, effective December 21, 1998).

Philadelphia, Pennsylvania
March 25, 1999